Exhibit 8.1
Subsidiaries of the registrant

Jurisdiction of
No.	Company name in English	Incorporation
1	Nidec America Corporation	U.S.A
2	Nidec Electronics GmbH	Germany
3	Nidec Electronics (Thailand) Co., Ltd.	Thailand
4	Nidec Precision (Thailand) Co., Ltd.	Thailand
5	Nidec Hi-Tech Motor (Thailand) Co., Ltd.	Thailand
6	Nidec (Dalian) Limited	China
7	Shanghai Nidec Automotive Electric Motors Limited	China
8	Nidec Taiwan Corporation	Taiwan
9	Nidec Singapore Pte. Ltd.	Singapore
10	P.T. Nidec Indonesia	Indonesia
11	Nidec (H.K.) Co., Ltd.	Hong Kong
12	Nidec Philippines Corporation	Philippines
13	Nidec Precision Philippines Corporation	Philippines
14	Nidec Subic Philippines Corporation	Philippines
15	Nidec Korea Corporation	Korea
16	Nidec-Kyori Corporation	Japan
17	Nidec-Kyori (Shanghai) Machinery Corporation	China
18	Nidec Machinery Corporation	Japan
19	Nidec Machinery (Thailand) Co., Ltd.	Thailand
20	Nidec Total Service Corporation	Japan
21	Nidec Total Service (Zhejiang) Corporation	China
22	Nidec Power Motor Corporation	Japan
23	Nidec Seiko Corporation	Japan
24	Nidec Power Motor (Shanghai) International Trading Co., Ltd.	China
25	Nidec-Shimpo Corporation	Japan
26	Nidec-Read Corporation	Japan
27	Nidec-Read Taiwan Corporation	Taiwan
28	Nidec-Read (Shanghai) International Trading Co., Ltd.	China
29	Nidec-Read Korea Corporation	Korea
30	Nidec-Shimpo America Corporation	U.S.A
31	Shimpo Drives Incorporation	U.S.A
32	Nidec-Shimpo Philippines Corporation	Philippines
33	Nidec -Shimpo (Shanghai) International Trading Co., Ltd.	China
34	Nidec-Shimpo (Zhejiang) Corporation	China
35	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
36	Nidec Tosok Corporation	Japan

Jurisdiction of
No.	Company name in English	Incorporation
37	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
38	Nidec Tosok (Shanghai) Co., Ltd.	China
39	Nidec Copal Corporation	Japan
40	Nidec Copal Philippines Corporation	Philippines
41	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
42	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
43	Nidec Copal Precision Parts Corporation	Japan
44	Nidec Copal (Thailand) Co., Ltd.	Thailand
45	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
46	Nidec Copal (U.S.A) Corporation	U.S.A
47	Nidec Copal Hong Kong Co., Ltd.	Hong Kong
48	Nidec Copal (Zhejiang) Co., Ltd.	China
49	Copal Yamada Corporation	Japan
50	Copal Yamada (Vietnam) Co., Ltd.	Vietnam
51	Nidec Copal Electronics Corporation	Japan
52	Nidec Copal Electronics, Inc.	U.S.A
53	Nidec Copal Electronics GmbH	Germany
54	Globa Service Inc.	Japan
55	Globa Sales Co., Ltd.	Japan
56	Kansai Globa Sales Co., Ltd.	Japan
57	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
58	Nidec Copal Electronics (Korea) Co.,Ltd.	Korea
59	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
60	NIDEC COPAL ELECTRONICS SINGAPORE PTE. LTD.	Singapore
61	Fujisoku Corporation	Japan
62	Nidec Shibaura Corporation	Japan
63	Nidec Shibaura (Zhejiang) Co., Ltd.	China
64	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
65	Nidec Shibaura (H.K.) Limited	Hong Kong
66	Nidec System Engineering (Zhejiang) Corporation	China
67	Nidec (Zhejiang) Corporation	China
68	Nidec (Dongguan) Limited	China
69	Nidec Automobile Motor (Zhejiang) Corporation	China
70	Nidec (New Territories) Co., Ltd.	China
71	Nidec (Shanghai) International Trading Co., Ltd.	China
72	Nidec Vietnam Corporation	Vietnam
73	Nidec Sankyo Corporation	Japan
74	Nidec Logistics Corporation	Japan
75	Nidec Logistics Consulting (Pinghu) Corporation	China
76	NIDEC LOGISTICS SINGAPORE PTE. LTD.	Singapore
77	Nidec Logistics (H.K.) Co., Limited	Hong Kong
78	Nidec Sankyo Service engineering Corporation	Japan

Jurisdiction of
No.	Company name in English	Incorporation
79	Nidec Sankyo Shoji Corporation	Japan
80	Nidec Sankyo America Corporation	U.S.A
81	Nidec Sankyo Taiwan Corporation	Taiwan
82	Nidec Sankyo Singapore Pte. Ltd.	Singapore
83	Nidec Sankyo (Zhejiang) Corporation	China
84	Nidec Sankyo Vietnam Corporation	Vietnam
85	Nidec Sankyo (Fuzhou) Corporation	China
86	Nidec Sankyo Fuzhou (H.K.) Co., Ltd.	Hong Kong
87	Nidec Sankyo Electronics (Shanghai) Corporation	China
88	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
89	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
90	Nidec Sankyo Electronics (Shenzhen) Corporation	China
91	Nidec Sankyo Europe GmbH	Germany
92	Nidec Nissin Corporation	Japan
93	Nidec Nissin Tohoku Corporation	Japan
94	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
95	Nidec Nissin (Dongguan) Corporation	China
96	Nidec Nissin Vietnam Corporation	Vietnam
97	P.T. Nidec Nissin Indonesia	Indonesia
98	Nidec Nissin (Dalian) Corporation	China
99	Nidec Pigeon Corporation	Japan
100	Nidec Pigeon (H.K.) Co., Ltd.	Hong Kong
101	Nidec Motors & Actuators	France
102	Nidec Motors & Actuators (Germany) GmbH	Germany
103	NMA Property Verwaltungsgesellschaft mbH	Germany
104	Nidec Motors & Actuators (Poland) Sp.Z o.o.	Poland
105	Nidec Motors & Actuators (Spain) S.A.	Spain
106	Nidec Motors & Actuators (USA) INC.	U.S.A
107	Nidec Motors & Actuators (Mexico) S. de R.L. de C.V.	Mexico
108	Nidec Brilliant Co., Ltd.	Singapore
109	Nidec BMS Pte. Ltd.	Singapore
110	BG Casting Pte. Ltd.	Singapore
111	Nidec Legend Pte. Ltd.	Singapore
112	PT Brilliant Precision	Indonesia
113	PT Pacific Coatings Batam	Indonesia
114	Nidec Brilliant (Thailand) Co., Ltd.	Thailand
115	Nidec Brilliant Precision (Thailand) Co., Ltd.	Thailand
116	Nidec Brilliant (Suzhou) Co., Ltd.	China
117	Brilliant Technology (Suzhou) Co., Ltd.	China
118	Nidec BMS (Suzhou) Co., Ltd.	China
119	Brilliant Magnesium Pte. Ltd.	Singapore
120	Brilliant Precision Manufacturing Sdn. Bhd.	Malaysia

Jurisdiction of
No.	Company name in English	Incorporation
121	Taima Casting Sdn. Bhd.	Malaysia
122	Nidec Servo Corporation	Japan
123	Nidec Servo Hotaka Corporation	Japan
124	Japan Servo Motors Singapore Pte,Ltd	Singapore
125	PT.Japan Servo Batam	Indonesia
126	Nidec Servo America Corporation	U.S.A
127	Nidec Servo (Hong Kong) Co.,Limited	Hong Kong
128	Nidec Servo (Changzhou) Corporation	China
129	Japan Servo Europe GmbH	Germany
130	Nidec Servo Vietnam Corporation	Vietnam
131	Nidec Servo Europe B.V.	Netherlands